SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 09/30/2005
FILE NUMBER 811-2731

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 24,509
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $  2,308
              Personal Investment Class      $    165
              Cash Management Class          $  6,642
              Reserve Class                  $    110
              Resource Class                 $  3,752
              Corporate Class                $     58

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0112
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0100
              Personal Investment Class      $000.0085
              Cash Management Class          $000.0108
              Reserve Class                  $000.0069
              Resource Class                 $000.0104
              Corporate Class                $000.0015

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            2,032,558
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         237,188
              Personal Investment Class         22,057
              Cash Management Class            576,442
              Reserve Class                     56,501
              Resource Class                   360,742
              Corporate Class                   40,000

74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class            $    1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Investment Class       $    1.00
              Personal Investment Class      $    1.00
              Cash Management Class          $    1.00
              Reserve Class                  $    1.00
              Resource Class                 $    1.00
              Corporate Class                $    1.00